UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

VICAPSYS LIFE SCIENCES, INC.

(Name of Registrant As Specified In Its Charter)

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	(1)	Title of each class of securities to which transactions applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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VICAPSYS LIFE SCIENCES, INC.

7778 Mcginnis Ferry Rd. #270

Suwanee, GA 30024

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

To our Stockholders:

The purpose of this Information Statement is to notify our stockholders that on July 28, 2023, the holders of a majority of the outstanding voting power of Vicapsys Life Sciences Inc., a Florida corporation (the “Company” “we,” “us” or “our”), on a fully diluted basis, together as a single class in accordance with their respective rights (the “Majority Stockholders”) adopted resolutions by written consent, to approve the following:

1.	An amendment to our amended and restated articles of incorporation, as amended (the “Articles of Incorporation”) to effect a reverse stock split (the “Reverse Split”) of our common stock in the range from 1-for-2 to 1-for-50, and to provide authority to our Board to determine the ratio of the Reverse Split in their discretion. The Reverse Split will be effected by filing articles of amendment (the “Amendment”) to our Articles of Incorporation with the Florida Department of State. The Reverse Split was previously approved by our board of directors (“Board”).

The enclosed Information Statement is being furnished to holders of shares of our common stock (“Common Stock”) as of the close of business on July 17, 2023, the record date set in connection with this Information Statement (the “Record Date”), pursuant to the Florida Business Corporation Act (the “FBCA”) and our bylaws (the “Bylaws”).

The enclosed Information Statement is being furnished to you to inform you that the Reverse Split has been approved by the Majority Stockholders.

The approval of the Reverse Split will become effective 20 days after the mailing of this information statement when we file the Amendment with the Secretary of State of the State of Florida. For the avoidance of doubt, the Amendment will not be filed with the Secretary of State of the State of Florida on a date that is earlier than 20 days after this Information Statement is first mailed to our stockholders. Additionally, the Reverse Split is subject to Financial Industry Regulatory Authority (“FINRA”) approval, of which there are no assurances when and if FINRA will provide such approval.

This Information Statement also constitutes notice under the FBCA that the Reverse Split was approved by the written consent of the Majority Stockholders. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. You are urged to read the Information Statement in its entirety for a description of the Reverse Split taken by the Majority Stockholders.

The enclosed Information Statement was mailed on or about August 10, 2023 to stockholders of record on the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

By Order of the Board of Directors

By:	/s/ Federico Pier
Name:	Federico Pier
Title:	Chief Executive Officer
Date:	August 9, 2023

VICAPSYS LIFE SCIENCES, INC.

7778 Mcginnis Ferry Rd. #270

Suwanee, GA 30024

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

The purpose of this Information Statement is to notify our stockholders that on July 28, 2023, the holders of at least a majority of our outstanding voting power, on a fully diluted basis, together as a single class in accordance with their respective rights (the “Majority Stockholders”) each adopted resolutions by written consent, to approve the following:

1.	An amendment to our amended and restated articles of incorporation, as amended (the “Articles of Incorporation”) to effect a reverse stock split (the “Reverse Split”) of our common stock in the range from 1-for-2 to 1-for-50, and to provide authority to our Board to determine the ratio of the Reverse Split in their discretion. The Reverse Split will be effected by filing articles of amendment (the “Amendment”) to our Articles of Incorporation with the Florida Department of State. The Reverse Split was previously approved by our board of directors (“Board”).

The enclosed Information Statement is being furnished to holders of shares of our common stock (“Common Stock”) as of the close of business on July 17, 2023, the record date set in connection with this Information Statement (the “Record Date”), pursuant to the Florida Business Corporation Act (the “FBCA”) and our amended and restated bylaws (the “Bylaws”).

Required Approval

Reverse Split

Under Florida law, our Articles of Incorporation and Bylaws, the Reverse Split must be approved by a majority of the holders of Common Stock on a fully diluted basis.

As of the Record Date, our authorized capitalization consisted of 300,000,000 shares of Common Stock, par value $0.001, of which 32,047,032 shares of Common Stock are issued and outstanding, 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share, of which no shares are issued and outstanding. Of the preferred stock that is authorized, 3,000,000 shares have been designated as Series A Convertible Preferred Stock, of which no shares are issued and outstanding, and 4,440,000 shares have been designated as Series B Preferred Stock, of which no shares are issued and outstanding.

Holders of our Common Stock are entitled to one vote for each share on all matters to be voted on by our stockholders. Holders of our Common Stock have no cumulative voting rights. They are entitled to share ratably in any dividends that may be declared from time to time by the Board in its discretion from funds legally available for dividends. Any holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to participate with the holders of the Common Stock in any dividends paid or set aside for payment (other than dividends payable solely in shares of Common Stock) so that any holders of the Series A Preferred Stock and Series B Preferred Stock shall receive with respect to each share of Series A Preferred Stock and Series B Preferred Stock held an amount equal to (x) the dividend payable with respect to each share of Common Stock multiplied by (y) the number of share of Common Stock into which such share of Series A Preferred Stock or Series B Preferred Stock is convertible as of the record date for such dividend. Any such dividend shall be paid with respect to all then outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock on a pari passu basis and on as-converted basis. No dividends shall be paid on the Common Stock or the Series B Preferred Stock unless an equivalent dividend is paid with respect to the Series A Preferred Stock. No dividends shall be paid on the Common Stock or the Series A Preferred Stock unless an equivalent dividend is paid with respect to the Series B Preferred Stock. Holders of our Common Stock have no preemptive rights to purchase our Common Stock.

On all matters presented for the vote or written consent of the stockholders of the Company, the holder of each share of Series A Preferred Stock and each share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of votes held by the number of shares of Common Stock into which such share of Series A Preferred Stock or Series B Preferred Stock could be converted on the Record Date, and except as otherwise required by applicable law, shall have the voting rights and powers equal to the voting rights and powers of the Common Stock. The holders of the Series A Preferred Stock and Series B Preferred Stock shall vote together with the holders of the Common Stock of the Company as a single class and as a single voting group upon all matters submitted to a vote or written consent of stockholders, except those matters required to be submitted to a class or series vote pursuant to the relevant Certificate of Designations or applicable law.

Wildcat Partner Holdings, LP f/k/a Bonderman Family Limited Partnership, the holder of 6,070,588 shares of common stock, ADEC Private Equity Investors, LLC, the holder of 3,135,294 shares of common stock, YPH LLC, the holder of 2,120,000 shares of common stock, Steve Gorlin, the holder of 1,426,324 shares of our common stock, Ypsilon Biotech LLC, the holder of 1,323,529 shares of our common stock, Deborah Gorlin, the holder of 720,000 shares of our common stock, Federico Pier, the holder of 605,785 shares of our common stock, YP Holdings LLC, the holder of 589,138 shares of our common stock and Charlie Farrahar, the holder of 450,000 shares of our common stock, which collectively constitutes in excess of fifty percent (50%) of the Company’s outstanding voting power, held the authority to approve the Reverse Split, and have approved the Reverse Split.

Effective Date of the Actions Described Herein by Written Consent of Majority Stockholders

Pursuant to Rule 14c-2 promulgated under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the earliest date that the Reverse Split being taken pursuant to the written consent of the Majority Stockholders can become effective is 20 days after the first mailing or other delivery of this Information Statement. After the foregoing 20-day period, we plan to file the Amendment with the Secretary of State of the State of Florida, which filing will result in the Reverse Split becoming effective. Additionally, the Reverse Split is subject to Financial Industry Regulatory Authority (“FINRA”) approval. There are no assurances that FINRA will provide such approval. We recommend that you read this Information Statement in its entirety for a full description of the Reverse Split. After the foregoing 20-day period, we plan to file the articles of conversion and plan of conversion with the Florida Department of State, and articles of conversion with the Nevada Secretary of State. We recommend that you read this Information Statement in its entirety for a full description of the Reverse Split.

No Appraisal Rights

Neither Florida law, including the FBCA, nor our Articles of Incorporation provide for dissenter’s rights of appraisal, and the Company will not independently provide our stockholders with any such rights, in connection with the Reverse Split discussed in this Information Statement.

Interests of Certain Persons

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, in any matter discussed in this Information Statement which differs from that of other stockholders of the Company.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

PROPOSAL 1

REVERSE STOCK SPLIT

Our Board and the Majority Stockholders approved the Reverse Split, which will be effected by filing the Amendment with the Secretary of State of the State of Florida substantially in the form set forth on Appendix A. Our Board is authorized to effect the Reverse Split of our Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-50, with the Effective Time (as defined below) and exact ratio to be established in the discretion of the Board.

Our Board reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its stockholders. Providing this authority to the Board rather than mere approval of an immediate Reverse Split, as well as the availability of a range of Reverse Split ratios, would give the Board flexibility to react to market conditions and act in the best interests of the Company and our stockholders. The Company believes that giving the Board the authority, but not the mandate, to execute the Reverse Split will provide it with the flexibility to implement the Reverse Split, if it does at all, in a ratio and at a time that it believes would be advantageous for the Company and its stockholders. In determining which Reverse Split ratio to implement, the Board may consider, among other things, factors such as:

●	the initial listing requirements of various stock exchanges;

●	the historical trading price and trading volume of our Common Stock;

●	the number of shares of our Common Stock outstanding;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Split on the trading market for our Common Stock;

●	the likely effect on the market price of our Common Stock; and

●	prevailing general market and economic conditions.

If the Board determines to effect the Reverse Split, the Company would file the Amendment with the Florida Secretary of State, which would be substantially in the form attached to this Information Statement as Appendix A. The Company would also obtain a new CUSIP number for the Common Stock at the time of the Reverse Split. The Company must provide FINRA with at least ten (10) calendar days advance notice of the Record Date of the Reverse Split in compliance with Rule 10b-17 under the Exchange Act.

Reasons to Effect a Reverse Split

Our Common Stock is currently quoted on the OTC Pink Sheets, one of the OTC Markets Group over-the-counter markets, which is not a national securities exchange. In connection with our financing activities, our Board intends to apply for the listing of our Common Stock on The NASDAQ Stock Market (“NASDAQ”) or a similar national stock exchange. One of the key requirements for initial listing on NASDAQ is that our Common Stock must meet certain minimum bid price requirements, which requirements our Common Stock currently does not meet. The Reverse Split is intended, in part, to help the Company meet the minimum bid price requirements for a potential up-listing on NASDAQ.

If our Common Stock is listed on NASDAQ, the liquidity of our Common Stock and coverage of our Company by security analysts and media could be increased, which could result in higher prices for our Common Stock than might otherwise prevail while our Common Stock traded on the OTC Pink Sheets, lowered spreads between the bid and asked prices for our Common Stock and lower transaction costs inherent in trading such shares. Additionally, certain investors will only purchase securities that are listed on a national securities exchange. As a result, a listing on NASDAQ may increase our ability to raise funds through the issuance of our Common Stock or other securities convertible into our Common Stock in the future from a larger pool of potential investors.

Although we believe that the Reverse Split would, at least initially, allow us to meet minimum bid price requirements for initial listing on NASDAQ, the effect of the Reverse Split on the price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances is varied. As a result, there can be no assurance that:

●	the price of our Common Stock would rise in proportion to the reduction in the number of shares of our Common Stock outstanding following the Reverse Split;

●	even if the Reverse Split is initially successful in raising the price of our Common Stock, we would be successful in maintaining the minimum bid price of our Common Stock above the levels needed to achieve, and maintain, listing on NASDAQ for any extended period of time;

●	even if the price of our Common Stock satisfies the minimum bid price requirements for initial listing on NASDAQ, that we would be able to meet, or continue to meet, the other initial and continued listing standards for NASDAQ;

●	even if we are able to meet all initial standards for NASDAQ that we will be approved for listing; or

●	if we achieve listing of our Common Stock on NASDAQ, that our Common Stock would not be delisted by NASDAQ for failure to meet other continued listing standards in the future.

Moreover, while it is the current intent of our Board to apply for listing of our Common Stock on NASDAQ, there can be no assurance that the Board will not later decide that pursuing such listing is not in the best interests of the Company and its stockholders.

Additionally, even though a Reverse Split, by itself, would not impact the Company’s assets or prospects, the Reverse Split could be followed by a decrease in the aggregate market value of our Common Stock. The price of our Common Stock will also continue be based also on other factors that are unrelated to the number of shares outstanding, including our future performance.

Our Board believes that a higher share price for our Common Stock could also help generate investor interest in the Company. At its currently low price, our Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients, and analysts at many such firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Many investment funds may also be reluctant to invest in lower priced stocks and some potential investors may be prohibited from investing in “penny stocks” (as discussed in more detail below). Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Furthermore, various regulations and policies restrict the ability of stockholders to borrow against or “margin” low-priced stock and declines in the stock price below certain levels may trigger unexpected margin calls.

Notwithstanding the foregoing, the liquidity of our Common Stock may be adversely affected by the Reverse Split as a result of fewer shares of Common Stock being outstanding after giving effect to the Reverse Split. However, the Board believes that the anticipated higher bid price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Our Common Stock is also currently deemed to be a “penny stock” (as defined in Rule 3a51-1 under the Exchange Act) and subject to the penny stock rules of the Exchange Act specified in rules 15g-1 through 15g-100. Such rules require broker-dealers, before effecting transaction in a penny stock, to meet certain additional disclosure requirements to their customers. The additional burdens imposed upon broker-dealers by such requirements can discourage broker-dealers from making a market, seeking or generating interest in our Common Stock and otherwise effecting transaction in our Common Stock, which can limit the market liquidity of our Common Stock and the ability of investors to trade our Common Stock.

Moreover, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may also limit which the market liquidity of our Common Stock and the ability of investors to trade our Common Stock.

If we are able to increase the price of our Common Stock through implementation of the Reverse Split (and, subsequently, achieve listing of our Common Stock on NASDAQ), our Common Stock may no longer be deemed a penny stock, or be considered speculatively low priced for purposes of FINRA rules, and the burdens and limitations described above may be lifted.

Potential Effects of the Proposed Reverse Split

General

Upon effectiveness of the Reverse Split, our outstanding Common Stock will be combined, such that the number of shares of existing Common Stock determined by the Board will be combined into one new share of Common Stock. As of the date of this Information Statement, the Company had 32,047,032 shares of our Common Stock outstanding, against a total of 300,000,000 authorized shares.

The table below shows, as of the Record Date, the number of outstanding shares of Common Stock (excluding treasury shares) that would result from the Reverse Split ratios (without giving effect to the treatment of fractional shares):

Reverse Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Split	Percent Reduction in Number of Outstanding Shares of Common Stock Following the Reverse Split
1-for-2	16,023,516	50%
1-for-5	6,409,407	80%
1-for-10	3,204,704	90%
1-for-15	2,136,469	93.33%
1-for-30	1,068,235	96.67%
1-for-50	640,941	98%

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the Company’s issued and outstanding Common Stock immediately following the Reverse Split as such stockholder holds immediately prior to the Reverse Split. The Reverse Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power (subject to the treatment of fractional shares). The Amendment will also not change the terms of our Common Stock, which will continue to have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock currently outstanding. Our Common Stock will also remain duly authorized, fully paid and non-assessable. Neither the authorized but unissued shares of Common Stock nor the par value for our Common Stock will adjust as a result of the Reverse Split. The Reverse Split will also not affect the ability of the Board to designate preferred stock.

Impact on Shares of Common Stock Available for Future Issuance

Currently, we are authorized to issue up to 300,000,000 shares of Common Stock, of which 32,047,032 shares were outstanding as of the date of the mailing of this Information Statement. In connection with the Reverse Split, our Board has determined to keep the total number of authorized shares of Common Stock the same under our Articles of Incorporation after giving effect to the Reverse Split. As a result, we will have the ability to issue a greater percentage of our Common Stock in relation to our outstanding shares after the Reverse Split than we currently have.

The additional shares of Common Stock authorized for issuance would have the same rights and privileges under our Articles of Incorporation as the shares of Common Stock currently authorized for issuance. Holders of the Company’s Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

Our Board believes that the availability of additional authorized shares of Common Stock is in the best interests of the Company and its stockholders and will provide us with additional flexibility, including having shares available for issuance for such corporate purposes as the Board may determine in its discretion, including, without limitation:

●	exercise or conversion of securities convertible into, or exercisable for, shares of Common Stock (including any outstanding preferred stock, convertible notes and debentures, warrants, options and other convertible securities);

●	future acquisitions;

●	investment opportunities;

●	stock dividends or other distributions;

●	issuance in connection with compensation arrangements, including pursuant to future equity compensation plans; and

●	future financings and other corporate purposes.

Although the Company is actively discussing financing alternatives which may result in the issuance of additional shares of Common Stock, the Company has no such plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of Common Stock (except shares of Common Stock that may be issued upon conversion or exercise of any outstanding preferred stock, convertible notes and debentures, warrants, options and other convertible securities).

No further stockholder approval is required to issue any additional shares of Common Stock. Any issuance of additional shares of Common Stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Anti-Takeover Effects

Although not designed or intended for such purposes, the overall effect of keeping the number of our authorized shares of Common Stock the same under our Articles of Incorporation after giving effect to the Reverse Split could be to enable our Board to render more difficult or discourage an attempt to obtain control of the Company that may be favored by a majority of stockholders and/or that may provide an above market premium to our stockholders, since the additional shares could be issued to purchasers who support our Board and are opposed to a takeover.

Our Board’s determination to keep the number of our authorized shares of Common Stock the same under our Articles of Incorporation after giving effect to the Reverse Split is not prompted by any specific effort or perceived threat of takeover. We are not currently aware of any pending or proposed transaction involving a change of control. Nor is the change in authorized shares of Common Stock a plan by the Board or management to adopt a series of amendments to the Company’s Articles of Incorporation or Bylaws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Potential Odd Lots

The Reverse Split could result in some stockholders holding less than 100 shares of Common Stock and as a consequence may incur greater costs associated with selling such shares. Brokerage commissions and other costs of transaction in such odd lots may be higher, particularly on a per-share basis than the cost of transaction in even multiples of 100 shares.

Accounting Matters

The Reverse Split would not affect the par value of our Common Stock, which will remain $0.001 per share of Common Stock. As a result, upon effectiveness of the Reverse Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in proportion to the fractions by which the number of shares of Common Stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be retroactively increased for each period because there will be fewer shares of our Common Stock outstanding.

No Going Private Transactions

The Reverse Split is not intended as a “going private transactions” within the meaning of Rule 13e-3 under the Exchange Act.

Effect on Convertible Securities

Upon effectiveness of the Reverse Split, all outstanding securities convertible and/or exercisable into shares of our Common Stock, including any convertible notes, preferred stock and warrants (the “Common Stock Equivalents”) will be adjusted to reflect the Reverse Split. The number of shares of Common Stock that the holders of Common Stock Equivalents may acquire upon the conversion and/or exercise of their Common Stock Equivalents may decrease, and the conversion and/or exercise prices of such Common Stock Equivalents will increase, in proportion to the fractions by which the number of shares of Common Stock underlying such Common Stock Equivalents are reduced as a result of the Reverse Split, resulting in the same aggregate price being required to be paid as would have been paid immediately preceding the Reverse Split.

Registration and Trading of our Common Stock

Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our Common Stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission (the “SEC”). Our Common Stock will begin trading on a post-split basis after the Effective Time (as defined below). We will announce the Effective Time and timing for post-split trading to commence in a press release at the time of implementation. In connection with the Reverse Split, the Company’s CUSIP number (which is an identifier used by participants in the securities industry to identify our Common Stock) will change to a number that will also be announced in such press release.

Effectiveness of Amendment

The Reverse Split will be effective upon filing of the Amendment with the Florida Department of State or such other time as specified in such Amendment (the “Effective Time”) without any action on the part of our stockholders and without regard to the date that any stock certificates representing the stock prior to the Reverse Split are physically surrendered. For the avoidance of doubt, the Amendment will not be filed with the Florida Department of State on a date that is earlier than 20 days after this Information Statement is first mailed to our stockholders. The Amendment will be in substantially the form attached to this Information Statement as Appendix A.

Exchange of Book-Entry Shares

Upon effectiveness of the Reverse Split, stockholders whose shares are uncertificated and held in “street name” with a broker or other nominee, either as direct or beneficial owners, will have their holdings automatically exchanged by their brokers to give effect to the Reverse Split. In addition, stockholders whose shares are held in book-entry form on the books of our transfer agent, Issuer Direct Corporation, will have their holdings automatically exchanged by Issuer Direct Corporation to give effect to the Reverse Split. Issuer Direct Corporation will issue new statements of holdings following such exchange upon request.

Shares Held in Certificate Form

Once we implement the Reverse Split, the share certificates representing the shares of Common Stock will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Split, but this in no way will affect the validity of your current share certificates. The Reverse Split will occur without any further action on the part of our stockholders. After the Effective Time each share certificate representing the shares prior to the Reverse Split will be deemed to represent the number of shares shown on the certificate, divided by a number to be decided in the discretion of the Board. Certificates representing the shares after the Reverse Split will be issued in due course as share certificates representing shares prior to the Reverse Split are tendered for exchange or transfer to our transfer agent. We request that stockholders do not send any of their stock certificates to the Company at this time. As applicable, new share certificates evidencing new shares following the Reverse Split that are issued in exchange for share certificates issued prior to the Reverse Split representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

Stockholders will not receive fractional post-Reverse Split shares in connection with the Reverse Split. Instead, all shares will be rounded up to the next whole share.

Plans for Newly Available Shares of Common Stock

We presently have no specific plans, nor have we entered into any agreements, arrangements or understandings with respect to the shares of authorized Common Stock that will become available for issuance as a result of the Reverse Split.

Federal Income Tax Consequences of the Reverse Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Split to the holders of our Common Stock and does not describe all of the income tax consequences that may be relevant to U.S. Holders (as defined herein) in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences. This discussion applies only to holders of Common Stock who hold such Common Stock as capital assets for U.S. federal income tax purposes.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations each as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion is for general information purposes only and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment, including without limitation, holders who are brokers or dealers in securities, regulated investment companies, real estate investment trusts, traders in securities that use a mark-to-market method of tax accounting, persons other than U.S. Holders, U.S. Holders whose functional currency is not the U.S. dollar, insurance companies, tax-exempt or governmental organizations, banks, financial institutions, U.S. Holders that hold our stock through a non-U.S. entity or non-U.S. account, or through an individual retirement or other tax-deferred account, U.S. holders who hold stock as part of a hedge, straddle, wash sale, conversion or constructive sale, or other integrated transactions, U.S. Holders that use the accrual method of accounting that are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements, U.S. expatriates (as defined in the Code), S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes or a person that holds our stock through such entities, or U.S. Holders who acquired the Common Stock pursuant to the exercise of compensatory stock options or otherwise as compensation.

The following discussion also does not address the tax consequences of the Reverse Split under foreign, state or local tax laws, or under any U.S. federal tax laws relating to taxes other than U.S. federal income taxes (such as estate and gift taxes). Accordingly, each stockholder should consult his or her tax advisor to determine the particular tax consequences to him or her of a reverse stock split, including the application and effect of U.S. federal, state, local and/or foreign income tax and other laws.

This disclosure applies to you if you are a U.S. Holder. You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of our Common Stock that is:

●	a citizen or individual resident of the United States, as defined for U.S. federal income tax purposes;

●	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (ii) it has a valid election in place under applicable Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor as to its tax consequences of the Reverse Split.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Each beneficial owner of our Common Stock is urged to consult its own tax advisor with respect to the application of U.S. federal income tax laws to its particular situation, as well as any tax consequences arising under the U.S. federal estate or gift tax laws or the Medicare tax on net investment income, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Generally, a reverse stock split will not result in the recognition of gain or loss by a U.S. Holder of shares of our Common Stock for U.S. federal income tax purposes. The aggregate adjusted basis of the new shares of Common Stock will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The holding period of the post-Reverse Split shares of the Common Stock resulting from implementation of the Reverse Split generally will include the stockholder’s respective holding periods for the pre-Reverse Split shares of Common Stock.

The tax discussion set forth above is included for general information only. U.S. Holders should consult with their own tax advisors to determine their particular tax consequences with respect to the Reverse Split, including the applicability and effect of state, local and non-U.S. tax laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this information statement information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of any class of our voting securities;

●	each of our current directors and nominees;

●	each of our current named executive officers; and

●	all current directors and named executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person or group has the right to acquire within 60 days after the July 17, 2023 measurement date. This table is based on information supplied by officers, directors and principal stockholders. Except as otherwise indicated, we believe that each of the beneficial owners of the Common Stock listed below, based on the information such beneficial owner has given to us, has sole investment and voting power with respect to such beneficial owner’s shares, except where community property laws may apply.

Unless otherwise indicated, the address of each of the following persons is c/o Vicapsys Life Sciences, Inc., 7778 Mcginnis Ferry Rd. #270, Suwanee, GA 30024. Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage(1)
Directors and Named Executive Officers:
Federico Pier(2)	1,105,7864		3.40%
Charles Farrahar	450,000		1.40%
Dorothy Jordan(3)	212,500		*
Jefferey Wright(4)	150,000		*
Richard Rosenblum	-		-
Colleen Delaney	-		-
All Named Executive Officers and Directors as a Group (5 persons)	1,918,285		5.98%

5% or Greater Shareholders:
Wildcat Partner Holdings, LP f/k/a Bonderman Family Limited Partnership(5)	6,070,588		18.94%
Massachusetts General Hospital(6)	3,582,880		11.18%
ADEC Private Equity Investments LLC(7)	3,135,294		9.78%
Steve Gorlin	2,146,324	(8)	6.70%
Deborah Gorlin	2,146,324	(9)	6.70%
YPH LLC(10)	2,120,000		6.62%

*Represents ownership of less than 1%

(1)	Based on 32,047,032 shares of common stock outstanding as of July 17, 2023.
(2)	Includes 500,000 shares of common stock issuable upon the exercise of vested options.
(3)	Includes 100,000 shares of common stock issuable upon the exercise of vested options.
(4)	Includes 150,000 shares of common stock issuable upon the exercise of vested options.
(5)	Leonard Potter has voting and dispositive control over the Bonderman Family Limited Partnership. The address of the Bonderman Family Limited Partnership is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(6)	Emile Braun has voting control and dispositive control over Massachusetts General Hospital.
(7)	E. Burke Ross has voting and dispositive control over the ADEC Private Equity Investments, LLC.
(8)	Includes 720,000 shares of common stock held by Mr. Gorlin’s wife.
(9)	Includes 1,426,324 shares of common stock held by Ms. Gorlin’s husband.
(10)	Michael Yurkowsky has voting and dispositive control over YPH LLC.

ADDITIONAL INFORMATION

Householding Matters

If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 7778 Mcginnis Ferry Rd. #270, Suwanee, GA 30024, or call the Company at (972) 891-8033, and the Company will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address or phone number.

Available Information

Please read all the sections of this Information Statement carefully. The Company is subject to the reporting and informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC’s EDGAR reporting system can also be accessed directly at www.sec.gov.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements as such term is defined by the SEC in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the SEC.

By Order of the Board of Directors

By:	/s/ Federico Pier
Name:	Federico Pier
Title:	Chief Executive Officer
Date:	August 9, 2023

Appendix A

Form of Articles of Amendment

to the Articles of Incorporation

See attached.

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

Vicapsys Life Sciences, Inc.

Pursuant to Section 607.1006 of the Florida Business Corporation Act (the “FBCA”), Vicapsys Life Sciences, Inc., a Florida corporation (the “Corporation”), hereby amends (“Articles of Amendment”) its articles of incorporation, as amended (the “Articles of Incorporation”), as follows:

1.	Upon the filing and effectiveness (the “Effective Time”) of these Articles of Amendment pursuant to the FBCA, each share of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”), shall automatically and without any action on the part of the holder thereof be subdivided and reclassified such that each [______] ([___]) shares of the Common Stock issued and outstanding as of the Effective Time (collectively, the “Pre-Split Common Stock”) shall become one (1) share of Common Stock (i.e., a one-for-[____] reverse split), with any resulting fractional shares of Common Stock being rounded up to the nearest whole share of Common Stock (the “Reverse Split”). Each certificate that immediately prior to the Effective Time represented shares of Pre-Split Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined and reclassified as a result of the Reverse Split. The number of authorized shares of Common Stock, and the par value per share of Common Stock, shall not be affected by the Reverse Split.

2.	These Articles of Amendment shall become effective as of [______________], 2023 at 5 p.m.

3.	These Articles of Amendment were duly adopted in accordance with Section 607.1001, Section 607.1003 and Section 607.1004 of the FBCA. The Board of Directors of the Corporation (the “Board”) duly adopted resolutions setting forth and declaring advisable these Articles of Amendment and directed that the proposed amendments be considered by the shareholders of the Corporation. The number of votes cast for the amendments was sufficient for approval by the holders of the Common Stock as a group as of the record date pursuant to Section 607.0704 of the FBCA. The number of votes cast for the amendments was sufficient for approval by the holders of a majority of the Corporation’s voting power as of the record date pursuant to Section 607.0704 of the FBCA.

IN WITNESS WHEREOF, the undersigned has executed these amendments to the Articles of Incorporation as of [_______________], 2023

Vicapsys Life Sciences, Inc.

By:
Name:	Federico Pier
Title:	Chief Executive Officer

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